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                                                                    EXHIBIT 21.1

                            Inco Homes Corporation

                        Subsidiaries of the Registrant


                                                       State of Incorporation
Name                                                   or Organization
----                                                   ---------------

Norris Homes, Inc. (formerly Inco Homes)               California
Inco Development Corporation                           California
Inco Homes Sales Group, Inc.                           California
Freedom Mortgage, Inc.                                 California
Inco Insurance Services, Inc.                          California
Huntington Homes, LLC                                  Delaware